    As filed with the Securities and Exchange Commission on May 31, 1996
                                                    REGISTRATION NO. 333-02483

===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________
                                    FORM S-3

                               AMENDMENT NO. 1
                                      TO

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________
                       PUERTO RICAN CEMENT COMPANY, INC.
             (Exact name of registrant as specified in its charter)


        COMMONWEALTH OF                                51-A-66-0189525
          PUERTO RICO                                  (I.R.S. employer
 (State of other jurisdiction                          identification no.)
             of
 incorporation or organization)



                                 PO BOX 364487
                      SAN JUAN, PUERTO RICO  00936-4487



                                 (787) 783-3000

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                       PUERTO RICAN CEMENT COMPANY, INC.
       JOSE O. TORRES, VICE PRESIDENT OF FINANCE, TREASURER AND SECRETARY
                                 PO BOX 364487
                      SAN JUAN, PUERTO RICO  00936-4487



                                 (787) 783-3000

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:
                              JOSEPH L. SEILER III
                     LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
                              125 WEST 55TH STREET
                           NEW YORK, NEW YORK  10019
                                 (212) 424-8000

                             ------------------------

    Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the Selling Stockholders named herein shall determine based on market factors and other factors.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BY ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED MAY 31, 1996



PROSPECTUS

                                 106,229 SHARES
                       PUERTO RICAN CEMENT COMPANY, INC.
                                  COMMON STOCK
                            ________________________

                    This Prospectus relates to the offer and sale of an aggregate of 106,229 shares of the common stock, par value $1.00 per share (the "Common Stock"), of Puerto Rican Cement Company, Inc., a Puerto Rican corporation (the "Company"), by certain stockholders of the Company named herein (the "Selling Stockholders"). The shares of Common Stock offered by the Selling Stockholders hereby are referred to herein as the "Shares."

                    The Shares may be offered from time to time hereunder directly by the Selling Stockholders or their pledgees, donees, transferees or other successors in interest. Alternatively, the Shares may be offered to or through brokers, dealers, agents or underwriters, as designated by the Selling Stockholders from time to time, who may act solely as agents or who may acquire Shares as principals. The distribution of the Shares may be effected in one or more transactions that may take place on The New York Stock Exchange (the "NYSE"), including block trades or ordinary broker's transactions, through privately negotiated transactions, through an underwritten public offering, or through a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices which may be changed or at negotiated prices. The brokers, dealers, agents or underwriters to or through whom the Shares are sold may receive compensation in the form of discounts, concessions, commissions or fees from the Selling Stockholders, from the purchasers of such Shares for whom such brokers, dealers, agents or underwriters may act as agents or to whom they may sell as principals, or from both (which compensation, as to a particular broker, dealer, agent or underwriter might be in excess of customary commissions). Such underwriters, brokers, dealers or agents may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and the commissions paid or discounts or concessions allowed to any of such underwriters, brokers, dealers or agents, in addition to any profits received on resale of the Shares if any such underwriters, brokers, dealers or agents should purchase any Shares as a principal, may be deemed to be underwriting discounts or commissions under the Securities Act. If Shares are sold in an underwritten offering, the names of the underwriters with respect to any such offering and the terms of the offering, including the purchase price paid for the Shares purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the Selling Stockholders, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in a prospectus supplement relating to such offering. See "Selling Stockholders" and "Plan of Distribution."

                    None of the proceeds from the sale of the Shares by the Selling Stockholders will be received by the Company. See "Use of Proceeds."

                    The Company and the Selling Stockholders have agreed to share the expenses incurred in connection with the registration of the Shares. Such expenses are estimated to be $32,228. See "Plan of Distribution" herein for a description of such expense-sharing arrangements.


                    The Common Stock trades on the NYSE under the symbol "PRN." On May 28, 1996, the closing price of the Common Stock was $32.13.


                            ________________________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
           PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS
                             A CRIMINAL OFFENSE.


                 THE DATE OF THIS PROSPECTUS IS MAY  , 1996.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock is listed on the NYSE and such materials may also be inspected and copied at the offices of the NYSE at 20 Broad Street, 7th Floor, New York, New York 10005.

         The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, exhibits and schedules thereto, referred to herein as the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. The information so omitted may be obtained from the Commission's principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                      DOCUMENTS INCORPORATED BY REFERENCE


         The Company hereby incorporates by reference in this Prospectus its Form 10-Q for the quarter ended March 31, 1996 and its Annual Report on Form 10-K for the year ended December 31, 1995, both of which have been filed with the Commission pursuant to the Exchange Act. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof (including any amendments to previously filed documents) and prior to the termination of the offering being made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will furnish without charge to each person to whom this Prospectus is delivered, upon written or oral requests by such person, a copy of any or all of the documents described above, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be addressed to: Jose O. Torres, Vice President of Finance, Treasurer and Secretary, Puerto Rican Cement Company, Inc., PO Box 364487, San Juan, Puerto Rico 00936-4487.


                                  THE COMPANY

         The Company is principally engaged in the production of cement and related products. The Company produces Portland grey cement which is used primarily in the construction of highways and residential, commercial and public buildings. The Company also produces hydrated lime and multiwall paper bags and engages in realty operations. The Company, as a result of a recent acquisition of two companies, also produces ready-mixed concrete.

                              SELLING STOCKHOLDERS

         This Prospectus covers the offer and sale by each Selling Stockholder of the Shares owned by each such Selling Stockholder. Set forth below are the names of each Selling Stockholder, the number of Shares owned as of the date of this Prospectus by each Selling Stockholder, the number of Shares as of the date of this Prospectus that could be offered and sold by each Selling Stockholder hereunder, and (if one percent or more) the percentage of Common Stock to be owned by each Selling Stockholder upon the completion of the offering if all Shares offered by such Selling Stockholder are sold. Mr. Francisco Rexach Jr. is President of Ready Mix Concrete, Inc. which has been a subsidiary of the Company since November 20, 1995.

                                                        Shares Offered for                    Percent of
                                                              Selling        Shares Owned    Common Stock
                                        Shares Owned       Stockholder's        After         Owned After
                Name                 Prior to Offering        Account        Offering(1)      Offering(1)
- --------------------------------    -------------------  -----------------  --------------   -------------
 Francisco Rexach Jr.                      22,773              22,773              0               0
 Maria L. Sanchez Vahamonde                22,352              22,352              0               0
 Rosa Maria Carrasquillo                   19,785              19,785              0               0
 Monsita Navas Vda de Rexach               16,322              16,322              0               0
 Garmora Corp.                              9,892               9,892              0               0
 Miriam Rexach de Zengotita                 4,708               4,708              0               0
 Jorge Rexach Sanchez                       2,605               2,605              0               0
 Aureo W. Garcia                            2,119               2,119              0               0
 Ilia M. Rexach Vda de Cortes               1,645               1,645              0               0
 Elsa M. Rexach de Morell                   1,645               1,645              0               0
 Felix L. Rexach Santos                       685                 685              0               0
 Antonio Rexach Feliciano                     426                 426              0               0
 Lizette Rexach Feliciano                     426                 426              0               0
 Carmen L. Rexach Feliciano                   426                 426              0               0
 Marie C. Rexach Feliciano                    420                 420              0               0

__________________
(1)      Assuming all Shares offered hereby are eventually sold.

                              PLAN OF DISTRIBUTION

         The Shares, when offered, may be offered directly by the Selling Stockholders or by their pledgees, donees, transferees or other successors in interest. Alternatively, the Shares may be offered to or through brokers, dealers, agents or underwriters, as designated by the Selling Stockholders from time to time, who may act solely as agents or who may acquire Shares as principals. The distribution of the Shares may be effected in one or more transactions that may take place on the NYSE, including block trades or ordinary broker's transactions, through privately negotiated transactions, through an underwritten public offering, or through a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices which may be changed or at negotiated prices.

         The brokers, dealers, agents or underwriters to or through whom the Shares are sold may receive compensation in the form of discounts, concessions, commissions or fees from the Selling Stockholders, from the purchasers of such Shares for whom such brokers, dealers, agents or underwriters may act as agents or to whom they may sell as principals, or from both (which compensation, as to a particular broker, dealer, agent or underwriter might be in excess of customary commissions). Such underwriters, brokers, dealers or agents may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act, and the commissions paid or discounts or concessions allowed to any of such underwriters, brokers, dealers or agents, in addition to any profits received on resale of the Shares if any such underwriters, brokers, dealers or agents should purchase any Shares as a principal, may be deemed to be underwriting discounts or commissions under the Securities Act.

         If Shares are sold in an underwritten offering, the Shares may be acquired by the underwriters for their own account and may be further resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The names of the underwriters with respect to any such offering and the terms of the offering, including the purchase price paid for the Shares purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the Selling Stockholders, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in a prospectus supplement relating to such offering.

         Certain brokers, dealers, agents or underwriters participating with the Selling Stockholders in the distribution of the Shares may have other business relationships with the Company and its affiliates, or the Selling Stockholders, in the ordinary course of business.

         In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification is available and is complied with.

         The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares sold less the aggregate discounts or concessions allowed or commissions or fees paid, if any, to brokers, dealers, agents or underwriters, and other expenses of issuance and distribution not borne by the Company. The Company has agreed to bear 50 percent of all expenses up to $100,000, and 100 percent of all expenses in excess thereof in connection with the registration of the Shares being offered by the Selling Stockholders.

                                USE OF PROCEEDS

         The Company will receive no proceeds from the sale of Shares by the Selling Stockholders.

                                 LEGAL MATTERS


         The validity of the Common Stock offered hereby will be passed upon for the Company by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York and Totti, Rodriguez, Diaz & Fuentes, Hato Rey, Puerto Rico.


                                    EXPERTS

         The consolidated financial statements of the Company, incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been incorporated by reference herein in reliance upon the report of Price Waterhouse, certified public accountants, which report is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

===============================================================================


NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE
HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.




                               ________________




                               TABLE OF CONTENTS


                                                       Page
                                                       ----
Available Information . . . . . . . . . . . . . . . .    2
Documents Incorporated by Reference . . . . . . . . .    2
The Company . . . . . . . . . . . . . . . . . . . . .    2
Selling Stockholders  . . . . . . . . . . . . . . . .    3
Plan of Distribution  . . . . . . . . . . . . . . . .    3
Use of Proceeds . . . . . . . . . . . . . . . . . . .    4
Legal Matters . . . . . . . . . . . . . . . . . . . .    4
Experts . . . . . . . . . . . . . . . . . . . . . . .    4









===============================================================================



===============================================================================





                                106,229 SHARES





                      Puerto Rican Cement Company, Inc.



                                 COMMON STOCK

                               ________________

                                  PROSPECTUS
                               ________________








                                 May  , 1996













==============================================================================

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions, are estimated as set forth below. The Company will pay 50 percent of all expenses up to $100,000, and 100 percent of all expenses in excess thereof.

     Securities and Exchange Commission Filing Fee   . . . . . . . . . . . . . .       $  1,228
     Legal Fees and Expenses of Counsel for the Company  . . . . . . . . . . . .         25,000

     Fees and Expenses of Accountants  . . . . . . . . . . . . . . . . . . . . .          5,000
                                                                                       --------
     Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,000
                                                                                       --------
        Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 32,228
                                                                                       ========

ITEM 15.   INDEMNIFICATION OF OFFICERS AND DIRECTORS


    Puerto Rico General Corporation Law empowers a Puerto Rico corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or business association against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders or otherwise.

    The Company's Certificate of Incorporation provides that the Company shall indemnify each person who served or has served as a director, officer or agent of the Company, and each person who, at the request of the Company, serves as a director or officer of another corporation in which the Company owns shares of capital stock or of which it is a creditor, and the legal representatives of each such person, against all liabilities, expenses, counsel fees and costs incurred by such person, or the estate of such person in connection with or arising out of any action, suit, proceeding or claim, whether civil or criminal, to which such person is made a party by reason of being, or having been, such director, officer, or agent. In no case shall the Company indemnify any such person, or the legal representatives of such person, with respect to any matters as to which such person shall be finally adjudged in any such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties; provided, however, that an entry of judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty; and provided, further, that in the event of a settlement (whether by agreement, entry of a judgment of consent, or otherwise), indemnification shall be provided only in connection with such matters covered by the settlement as to which the Company is advised by counsel that such person was not negligent or guilty of misconduct in the performance of his duties. The foregoing rights of indemnification shall not be exclusive of any other rights to which any such person may be entitled under law, bylaw, agreement, vote of stockholders or otherwise.

ITEM 16.   EXHIBITS

 Exhibit No.      Description
 -----------      -----------


 4                Specimen copy of Common Stock certificate.*


 5.1 Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. as to the legality of the Shares.

 5.2 Opinion of Totti, Rodriguez, Diaz & Fuentes as to the legality of the Shares.


 23.1             Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                  (included in Exhibit 5.1).


 23.2             Consent of Totti, Rodriguez, Diaz & Fuentes
                  (included in Exhibit 5.2).

 23.3             Consent of Price Waterhouse.


 24 Power of Attorney (included on the signature pages hereto).*

- --------------
* Previously filed.



ITEM 17.   UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");



   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Section 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Guaynabo, Island of Puerto Rico, on May 30, 1996.


                                   PUERTO RICAN CEMENT COMPANY, INC.

                                   By: /s/ Miguel A. Nazario
                                      --------------------------------
                                      Miguel A. Nazario
                                      President and Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on May 30, 1996.





                       *                                    Chairman of the Board and Director
- ---------------------------------------------------
Antonio Luis Ferre

                       *                                    President and Chief Executive Officer
- ---------------------------------------------------         [Principal Executive Officer)
Miguel A. Nazario
                                                            Vice Chairman of the Board and Director
- ---------------------------------------------------
Alberto M. Paracchini

                       *                                    Vice Chairman of the Board and Director
- ---------------------------------------------------
Hector del Valle

                       *                                    Vice President Operations and Strategic Planning
- ---------------------------------------------------         and Director
Antonio Luis Ferre Rangel

/s/ Jose O. Torres                                          Vice President of Finance, Secretary and Treasurer
- ---------------------------------------------------         [Principal Financial Officer]
Jose O. Torres

/s/ Angel M. Amaral                                         Vice President and Controller
- ---------------------------------------------------         [Principal Accounting Officer]
Angel M. Amaral

                       *                                    Director
- ---------------------------------------------------
Jose J. Suarez

                       *                                    Director
- ----------------------------------------------------
Jose Angel Fernandez Paoli

                                                            Director
- ---------------------------------------------------
Esteban D. Bird

                       *                                    Director
- ---------------------------------------------------
Emilio J. Venegas

                       *                                    Director
- --------------------------------------------------
Oscar A. Blasini

                       *                                    Director
- ---------------------------------------------------
Hector Puig Ramirez

                        *                                   Director
- ---------------------------------------------------
Rosario J. Ferre

                        *                                   Director
- ---------------------------------------------------
Federico F. Sanchez

                        *                                   Director
- ---------------------------------------------------
Jorge L. Fuentes

                        *                                   Director
- ---------------------------------------------------
Carlos J. Suarez

                                                            Director
- ---------------------------------------------------
Luis Alberto Ferre Rangel

                        *                                   Director
- ---------------------------------------------------
Juan A. Albors

                                                            Director
- ---------------------------------------------------
Federico M. Stubbe


*By: /s/ Jose O. Torres,
     ----------------------------------------------
     Jose O. Torres, Attorney-in-Fact

                               INDEX TO EXHIBITS


                                                                                                 Sequential
 Exhibit No.      Description                                                                    Page Number
 -----------      -----------                                                                    -----------
 5.1              Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. as to the legality of the Shares.

 5.2              Opinion of Totti, Rodriguez, Diaz & Fuentes as to the legality of the
                  Shares.

 23.1             Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit 5.1).

 23.2             Consent of Totti, Rodriguez, Diaz & Fuentes
                  (included in Exhibit 5.2).

 23.3             Consent of Price Waterhouse.
